UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2024

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On July 12, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified Sharps Technology, Inc. (the “Company”) that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 8, 2024, to regain compliance with the Rule. Subsequently, on January 16, 2024, the Company was provided an additional 180 calendar day compliance period, or until July 8, 2024, to demonstrate compliance. Pursuant to Nasdaq’s letter on July 9, 2024, the Company has not regained compliance with Listing Rule 5550(a)(2). Accordingly, its securities will be delisted from the Nasdaq Capital Market unless the Company requests a hearing and appeals Nasdaq’s determination by July 16, 2024, the trading of the Company’s common stock and warrants will be suspended at the opening of business on July 18, 2024.

If the Company does not request a hearing, Nasdaq will complete the delisting by filing a Form 25-NSE Notification of Delisting with the U.S. Securities and Exchange Commission (the “SEC”) after applicable appeal periods have lapsed.

The Company will be filing a hearing request before the deadline. In the interim, the Company expects its common stock and warrants will remain listed on NASDAQ under its existing symbols, “STSS” and “STSW” while it awaits the hearing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2024, the Company held a Special Meeting of its stockholders. At the Meeting, 10,391,140 shares of the Company’s common stock were represented in person or by proxy out of the 15,670,898 shares outstanding and entitled to vote as of May 17, 2024, the record date for the Special Meeting.

The preliminary results, which will be finalized and reported on a subsequent Form 8-K, indicate a quorum was met and the following three (3) proposals were each approved.

1.	The Company’s stockholders approved the amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (the “Authorized Common Stock Increase”):

2.	The Company’s stockholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio of up to 1-for-8, with the exact ratio to be determined by the Company’s Board and included in a public announcement (the “Reverse Stock Split Proposal”):

3.	The Company’s stockholders approved a proposal for the issuance of securities in one or more non-public offerings where the maximum discount at which the securities will be offered will be equivalent to a discount not to exceed 20% below the market price of our common stock in accordance with Nasdaq Marketplace Rule 5635(d):

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024

SHARPS TECHNOLOGY, INC.

/s/ Andrew R. Crescenzo
Andrew R. Crescenzo
Chief Financial Officer